UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street Suite 1300 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(888) 669-4885

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 25, 2021 (the “Effective Date”), Augmedix, Inc. (the “Company”) and its wholly owned subsidiary, Augmedix Operating Corporation (the “Subsidiary”, together with the Company, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Eastward Fund Management, LLC, a Delaware limited liability company (the “Lender”), which provides for Lender to make up to two (2) advances (each, an “Advance,” and collectively, the “Advances”) to Borrower in an aggregate original principal amount not to exceed $17,000,000. An initial advance to Borrower in an original principal amount of $15,000,000 (the “Initial Advance”) will be funded subsequent to the Effective Date, but no later than five (5) business days after the effective date of the Loan Agreement. A second advance of $2,000,000 (the “Second Advance”) will be made available at Borrower’s request, on or after October 30, 2021 and before November 30, 2021, subject to Borrower’s attainment of certain revenues and EBITDA thresholds as outlined in the Loan Agreement.

The principal amount outstanding under each Advance shall accrue interest from the date of the Advance at a floating per annum rate equal to 8.75% above the greater of (i) three and one-quarter percent (3.25%) or (ii) the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal as the “prime rate” then in effect.

Interest shall be payable monthly starting with the first business day of the month following the funding of the Advance and the principal amount of the Advances are to be repaid in thirty consecutive equal monthly installments starting the 19th month after funding. On the final repayment date, Borrower is also obligated to pay a final payment fee equal to seven and one-half percent (7.5%) of the amount of the applicable Advance. Borrower may prepay the Advances upon sixty days’ notice, provided that if such prepayment occurs prior to the thirteenth month after the funding of the Advance, Borrower must pay then all interest that would have accrued with respect to such Advance during the 12 months after the Advance.

Outstanding borrowings under the Loan Agreement are secured by a first priority lien on substantially all of the personal property assets of the Borrower, including Borrower’s intellectual property. In conjunction with the security interest granted under the Loan Agreement, the Company’s obligations are further secured, pursuant to the terms of an Intellectual Property Security Agreement, dated as of the Effective Date.

The Loan Agreement requires Borrower to make representations and warranties and comply with covenants that are customary in loan agreements of this type. Subject to certain exceptions, the Loan Agreement contains covenants which restrict, among other things, the payment of dividends, corporate changes, repurchase of stock, incurrence of indebtedness, payment or modification of indebtedness, permitting encumbrances, investments, dispositions and acquisitions. There are no financial covenants. Borrower has also granted Lender certain information and management rights, including the right to advise or submit suggestions to the Company on business operations and the right to call meetings of the Company’s senior management.

If an event of default occurs, Lender is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement. The Loan Agreement contains customary events of default, including, among other events, non-payment of principal or interest, violations of covenants, attachment of the Borrower’s funds or seizure of Borrower’s assets, insolvency, cross defaults to other debt and material judgments, as well as the Lender’s determination that there is a lack of clear intention of Borrower’s investors to continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy the obligations as they become due and payable, and the departure of the Company’s Chief Executive Officer or Chief Financial Officer without a successor reasonably acceptable to Lender.

The Loan Agreement also contains other customary provisions, such as commitment fees, expense reimbursement and confidentiality. Lender has indemnification rights and the right to assign the Loan Agreement with Borrower’s consent.

In connection with the Loan Agreement, the Company and Lender also entered into a Co-Investment Agreement, which grants to the Lender and its affiliates a right (but not an obligation) to purchase in the Company’s future private equity financings up to a total $3,000,000 (if Borrower only draws the Initial Advance) or $3,400,000 (if Borrower draws the Second Advance) at the same per share purchase price and terms as other investors in such private equity financings. Lender’s rights terminate upon the earliest to occur of (A) Lender’s participation in one or more equity financings up to the full participation amount, (B) immediately prior to the Company’s listing on Nasdaq or (C) immediately prior to the dissolution or winding-up of the Company.

In connection with the Loan Agreement, the Company also issued to Lender a warrant (“Warrant”), dated March 24, 2021 and effective upon funding of the Initial Advance, to purchase up to 346,500 shares (increasing to 392,700 shares upon funding of the Second Advance) of the Company’s common stock, at an exercise price of $3.00 per share, payable in cash or on a cashless basis according to the formula set forth in the Warrant. The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrant are subject to adjustments for stock splits, combinations, stock dividends or similar events. The Warrant is exercisable until the earlier of (1) the date that is ten (10) years after the date of issuance and (2) the third anniversary of the Company’s listing on Nasdaq, and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date and if the then-current fair market value of one share of common stock is greater than the exercise price then in effect. The Warrant also provides that any shares issued pursuant to the Warrant are entitled to the registration rights afforded to holders of the Company’s stock, all as set forth in those certain outstanding Registration Rights Agreement dated as of October 5, 2020.

The foregoing descriptions of the Advances, the Loan Agreement, the Intellectual Property Security Agreement, the Co-Investor Agreement, and the Warrant are qualified in their entirety by reference to the full text of the Loan Agreement, the Intellectual Property Security Agreement, the Co-Investor Agreement, and the Warrant Agreement, which are attached to this report as Exhibits 4.1, 10.1, 10.2, and 10.3, respectively, and incorporated by reference into this report.

Item 1.02 Termination of a Material Definitive Agreement.

A portion of the proceeds from the Initial Advance will be used to pay off all obligations owing pursuant to the Loan and Security Agreement dated as of June 11, 2015, as amended (the “Comerica Loan Agreement”), between the Subsidiary and Comerica Bank, and the Loan and Security Agreement dated as of May 31, 2017, as amended (the “Trinity Loan Agreement”), between the Subsidiary and Trinity Capital Fund III, L.P. Effective upon the funding of the Initial Advance as discussed above and payment of the outstanding obligations under the Comerica Loan Agreement and Trinity Loan Agreement, the Comerica Loan Agreement and Trinity Loan Agreement, together with all documents and agreements executed in connection therewith, shall be terminated and all liens associated therewith will be released.

The Comerica Loan Agreement relates to a $2,900,000 senior term loan which, as amended, began amortizing in twelve equal monthly installments of principal plus all accrued interest thereon beginning on January 31, 2021. An amount equal to approximately $2,420,000 of the Initial Advance will be used to pay off the Subsidiary’s obligations under the Comerica Loan Agreement, with no payment premium required.

The Trinity Loan Agreement relates to a $10,000,000 subordinated term loan which began amortizing over 28 monthly installments beginning in January 2021. An amount equal to approximately $9,360,000 of the Initial Advance will be used to pay off the Trinity Loan Agreement, including a prepayment premium equal to approximately $85,500 and including a final payment fee of $650,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Warrant was exempt from the requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering.

Item 8.01 Other Events.

The Company filed a press release announcing the entry into the Loan Agreement on March 30, 2021. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference in this Report.

Item 9.01 Exhibit.

(d) Exhibits

4.1	Warrant Agreement dated effective March 24, 2021, by and between Augmedix, Inc. and Eastward Fund Management, LLC

10.1	Loan and Security Agreement, dated March 25, 2021, by and between Eastward Fund Management, LLC, Augmedix, Inc. and Augmedix Operating Corporation

10.2	Intellectual Property Security Agreement, dated March 25, 2021, by and between Augmedix, Inc. and Eastward Fund Management, LLC

10.3	Co-Investment Agreement, dated March 25, 2021, by and between Augmedix, Inc. and Eastward Fund Management, LLC

99.1	Press Release dated March 30, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Date: March 30, 2021	By:	/s/ Paul L Ginocchio
Paul L Ginocchio
Chief Financial Officer

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